Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-1A, File No. 333-260527) of First American Funds Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated November 7, 2022, except as to note 9 which is as of May 3, 2023, with respect to the financial statements and financial highlights of First American Funds, Inc. (comprising Government Obligations Fund (as restated), Institutional Prime Obligations Fund, Retail Prime Obligations Fund, Retail Tax Free Obligations Fund, Treasury Obligations Fund and U.S. Treasury Money Market Fund) included in the Annual Report to Shareholders (Form N-CSR/A) for the year ended August 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, MN

July 11, 2023